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Exhibit 99.2

\*/ Please Detach and Mail in the Envelope Provided \*/

PROXY
CB BANCSHARES, INC.

201 Merchant Street, Honolulu, Hawaii 96813

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS

        The undersigned stockholder(s) of CB Bancshares, Inc. ("Bancshares") hereby constitutes and appoints Colbert M. Matsumoto and Maurice H. Yamasato and each or any of them, with full power of substitution, as Proxies of the undersigned to vote and otherwise act in respect of all of the shares of the common stock of Bancshares, which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Bancshares to be held on    •    , 2004, at    •    , at     •    , and at any adjournment thereof, with all the rights and powers the undersigned would possess if personally present. Proxies are instructed to vote as specified on the reverse side.

IMPORTANT - PLEASE SIGN AND RETURN IMMEDIATELY

(Continued on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF
CB BANCSHARES, INC.
    •     , 2004

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

- Please detach along perforated line and mail in the envelope provided. -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE
MERGER AGREEMENT

\*/ Please Detach and Mail in the Envelope Provided \*/

☒	Please mark your votes as indicated in this example

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

		FOR APPROVAL OF THE MERGER AGREEMENT	AGAINST APPROVAL OF THE MERGER AGREEMENT	ABSTAIN
1.	TO CONSIDER AND VOTE UPON A PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER, DATED AS OF APRIL 22, 2004, BY AND BETWEEN CB BANCSHARES AND CENTRAL PACIFIC FINANCIAL CORP., PURSUANT TO WHICH CB BANCSHARES WILL MERGE WITH AND INTO CENTRAL PACIFIC.	☐	☐	☐

The Board of Directors is not aware of any other business to come before the Meeting. Only stockholders of record at the close of business on •, 2004, will be entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.
IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR ENCLOSED PROXY CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

		Date:	, 2004
Signature (title, if any)	Signature, if held jointly

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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  Exhibit 99.2